                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement         [_] Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                         Molten Metal Technology, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------

    (5) Total fee paid:


        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


        ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------

    (3) Filing Party:


        ------------------------------------------------------------------------

    (4) Date Filed:


        ------------------------------------------------------------------------

                         MOLTEN METAL TECHNOLOGY, INC.
                            400-2 Totten Pond Road
                         Waltham, Massachusetts  02154

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MOLTEN METAL TECHNOLOGY, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Molten Metal Technology, Inc. (the "Company") will be held at the Wyndham Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts, on Wednesday, December 3, 1997 at 10:00 A.M. (local time) for the following purposes:

     (a) To consider and vote upon a proposal to approve the potential issuance of 20% or more of the Company's outstanding common stock at a price less than the market value of the common stock (upon the conversion of convertible preferred stock issued by the Company) in accordance with the rules of The Nasdaq Stock Market; and

     (b) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed October 20, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on October 20, 1997 will be entitled to notice of, and to vote at, such meeting or any adjournment thereof.

                                         By Order of the Board of Directors

                                         Ethan E. Jacks
                                         Secretary

October 31, 1997

 NOTE:  THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE
              ACCOMPANYING PROXY.  A RETURN ENVELOPE IS ENCLOSED.

                         MOLTEN METAL TECHNOLOGY, INC.

                     ------------------------------------
                                PROXY STATEMENT
                     ------------------------------------

                              GENERAL INFORMATION


Proxy Solicitation

     The enclosed proxy is solicited by the Board of Directors of Molten Metal Technology, Inc. (the "Company") for use at a Special Meeting of Stockholders and at any adjournments or postponements thereof (the "Special Meeting"). The Special Meeting will be held at 10:00 A.M. (local time) on December 3, 1997 at the Wyndham Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts.

     The Company's principal executive office is located at 400-2 Totten Pond Road, Waltham, Massachusetts 02154.

     The cost of soliciting proxies by mail, telephone, telegraph or in person will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them. This proxy statement and the enclosed proxy are first being mailed or given to stockholders on or about October 31, 1997.


Revocability and Voting of Proxy

     A form of proxy for use at the Special Meeting and a return envelope for the proxy are enclosed. You may revoke your proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing and delivering a revised proxy at a later date or by attending the Special Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Special Meeting in accordance with the specifications made by you thereon or, in the absence of such specifications, in favor of the proposal to approve the potential issuance of 20% or more of the Company's outstanding common stock, par value $.01 per share (the "Common Stock"), at a price less than the market value of the Common Stock (upon the conversion of convertible preferred stock issued by the Company) in accordance with the rules of The Nasdaq Stock Market, and, with respect to any other business which may properly come before the Special Meeting, in the discretion of the named proxies. Shares represented by executed proxies which abstain or are withheld from one or more matters to be acted upon at the Special Meeting will be considered for the purpose of determining whether a quorum is present at the Special Meeting but will not be considered in determining whether the matter abstained or withheld from is approved by an affirmative vote of the requisite percentage of the shares voting on such matter. Similarly, broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and
(ii) the broker or nominee does not have discretionary voting power on a particular matter) will be considered for the purpose of determining whether a quorum is present, but will not be considered in determining whether the matter is approved by an affirmative vote of the requisite percentage of shares voting on such matter.

Record Date and Voting Rights

     All holders of record of the Common Stock at the close of business on October 20, 1997 will be eligible to vote at the Special Meeting. Each share is entitled to one vote. As of October 20, 1997, the Company had outstanding 23,669,176 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of business at the Special Meeting.


                   SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                AND MANAGEMENT

     The following table sets forth certain information as of October 20, 1997 with respect to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock as of October 20, 1997, one of whom is the Chief Executive Officer of the Company, (ii) those persons who were, at December 31, 1996, the other four most highly compensated officers of the Company, (iii) each director of the Company, and (iv) all present executive officers and directors of the Company as a group. As of October 20, 1997, 23,669,176 shares of Common Stock were outstanding.

                                 Amount and Nature of        Percentage of
Name and Address                 Beneficial Ownership    Outstanding Shares of
of Beneficial Owner               of Common Stock (1)   Common Stock Owned (1)
-------------------------------  ---------------------  -----------------------
William M. Haney, III (2)                   5,374,445                    22.06%
400-2 Totten Pond Road
Waltham, MA  02154

John T. Preston (3)                         2,284,375                     9.65%
238 Main Street
Cambridge, MA  02141

Christopher J. Nagel, Sc.D. (4)             2,084,327                     8.10%
400-2 Totten Pond Road
Waltham, MA  02154

The Travelers Companies (5)                 1,913,917                     8.09%
One Tower Square
Hartford, CT  06183

Benjamin T. Downs (6)                         408,858                     1.71%
400-2 Totten Pond Road
Waltham, MA  02154

Robert A. Swanson (7)                         269,165                     1.13%

Peter A. Lewis (8)                            115,947                       *

Victor E. Gatto, Jr. (9)                       83,311                       *

Maurice F. Strong (10)                         56,166                       *

G. Earl McConchie (11)                         53,742                       *

Marie J. Langlois (12)                          4,750                       *

All executive officers and                 10,958,730                    40.19%
 directors as a group (14
 persons) (2)-(4), (6)-(8),
 (10), (12), (13)


  ---------------

     *    Less than 1%.

     (1) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. Includes options with respect to shares of Common Stock that can be exercised as of October 20, 1997 (or within 60 days after such date). On July 30, 1997, the Company's Board of Directors voted to give all employees of the Company (other than Mr. Haney, Dr. Nagel and the other Board members) the opportunity to have their existing stock options repriced to $7.50 per share, approximately 120% of the closing price of the Common Stock on July 30, 1997. The shares of Common Stock issuable upon the exercise of any repriced options were reduced by 20%, but all other terms of such options, including the vesting schedule, remained the same. The numbers listed in the table above reflect any options which have been repriced at the election of the executive officers. Except as set forth in these footnotes, all shares are beneficially owned with sole investment and sole voting power.

     (2) Includes 688,666 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date).

     (3) Includes 7,500 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date). Also includes 500 shares held of record by Mr. Preston's children. Mr. Preston disclaims beneficial ownership of such shares.

     (4) Includes 2,029,746 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date).

     (5) Represents shares owned by The Travelers Insurance Company; The Travelers Insurance Group, Inc.; PFS Services, Inc.; Associated Madison Companies, Inc.; and the Travelers Group, Inc. Information is based upon a joint Schedule 13G dated January 28, 1997 furnished to the Company by such beneficial owners.

     (6) Includes 240,144 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date).

     (7) Includes 229,165 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date). Also includes 40,000 shares of Common Stock held of record by the Swanson Family Fund, L. P., of which Mr. Swanson is a general partner and a limited partner.

     (8) Includes 21,250 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date). Also includes 25,000 shares of Common Stock held of record by Mr. Lewis' wife. Mr. Lewis disclaims beneficial ownership of such shares.

     (9) Includes 79,222 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date).

     (10) Represents 56,166 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date). Excludes 12,000 shares owned by Strovest Holdings, Inc., of which Mr. Strong is Chairman, and 209,000 shares owned by Environmental Capital Corporation, a subsidiary of Strovest Holdings, Inc. Mr. Strong disclaims beneficial ownership of such shares.

     (11) Includes 9,957 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date).

     (12) Includes 1,250 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date).

     (13) Includes 3,600,983 shares of Common Stock issuable upon exercise of outstanding options exercisable as of October 20, 1997 (or within 60 days after such date).



                  APPROVAL OF POTENTIAL COMMON STOCK ISSUANCE

     On September 8, 1997, the Company completed a private placement with a group of institutional investors whereby the Company sold 800 shares of its Series A Convertible Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), for an aggregate purchase price of $20.4 million. The Series A Preferred Stock is convertible into shares of Common Stock on the basis described below.

     The Series A Preferred Stock has a stated value of $25,000 per share and has an annual premium accruing at five percent. Upon any bankruptcy or liquidation of the Company, the holders of the Series A Preferred Stock will be entitled to receive the stated value of the Series A Preferred Stock ($25,000) plus a five percent premium per annum to the date of such bankruptcy or liquidation. The Series A Preferred Stock is non-voting, is subject to voluntary conversion at the option of the holders at any time commencing 120 days after September 8, 1997, and will automatically convert into Common Stock on September 8, 2000. The conversion price per share will be the lower of (i) a fixed price (the "Fixed Conversion Price") of $5.83 (110% of the average closing bid prices of the Company's Common Stock over the five trading days ending September 5, 1997), or (ii) a variable price (the "Variable Conversion Price") equal to 85% of the average of the closing bid prices of the Common Stock for the five trading days immediately preceding a notice of conversion. However, during the first year after closing, any holder of Series A Preferred Stock who converts any Series A Preferred Stock based on the Variable Conversion Price and sells the underlying shares of Common Stock will pay a legend removal fee to the Company, initially in the amount of 8% and decreasing over time to 0% by September 1998.

     The conversion price of the Series A Preferred Stock is subject to possible upward performance adjustments. If, at the time of conversion, the closing bid price of the Common Stock has increased by more than 40% over the original Fixed Conversion Price, the Fixed Conversion Price will be automatically increased to equal:

                                       C
                               ----------------

                               [(C/F) + (1.4)]/2

Where: C = the average of the closing bid prices of the Common Stock for the five trading days immediately preceding a notice of conversion; and

        F =  the original Fixed Conversion Price ($5.83 per share).


     The Series A Preferred Stock is subject to optional redemption by the Company for cash at any time at an amount equal to 140% of the stated value of the Series A Preferred Stock and for Common Stock provided that the closing bid price of the Common Stock for the twenty trading days preceding such redemption has exceeded 140% of the original Fixed Conversion Price. Upon the occurrence of certain events specified in the Certificate of Designations, Preferences and Rights for the Series A Preferred Stock filed as an Exhibit to the Company's Current Report on Form 8-K dated September 11, 1997 (the "Certificate of Designations") (including, among other things, suspension of trading or delisting of the Common Stock, and failure by the Company's stockholders to approve the potential issuance of Common Stock described above within 120 days after September 8, 1997), the Series A Preferred Stock may be required to be redeemed by the Company at a redemption price equal to the greater of (i) 140% of the stated value of the Series A Preferred Stock ($25,000) and (ii) the amount determined as follows:

                               (SV + Pr)   x   M
                                 --------------
                                       CP

Where:    SV  =  the stated value of the Series A Preferred Stock;
          Pr  =  the accrued premium on the Series A Preferred Stock;
           M = the highest closing bid price of the Common Stock from the date of the redemption notice delivered by a holder of Series A Preferred Stock requesting redemption through the date of redemption; and

          CP = the conversion price of the Series A Preferred Stock at such time.

In lieu of redemption, the Company may elect to pay to each holder of Series A Preferred Stock cash in the amount of 5% per week of the sum of the aggregate stated value of the then outstanding Series A Preferred Stock held by such holder plus any accrued premium, until such event no longer exists. The

Company shall not be required to pay more than 25% of such amount in the aggregate to any holder of Series A Preferred Stock with respect to any such event.

     Upon the occurrence of certain other events specified in the Certificate of Designations (including, among other things, failure of the Company to remove any restrictive legend on any certificate or any shares issued to the holders of Series A Preferred Stock upon conversion of the Series A Preferred Stock, notice by the Company to any such holder of its intention not to issue shares of Common Stock to such holder upon conversion of the Series A Preferred Stock, determination that any representation or warranty of the Company was false or misleading in any material respect and the Company knew that the representation or warranty was false or misleading, and failure of the Company to issue shares of Common Stock within ten days after the conversion of Series A Preferred Stock), the Series A Preferred Stock must be redeemed by the Company at the amounts set forth above.

     Because the Variable Conversion Price fluctuates based upon the closing bid price of the Common Stock, it is possible that the holders of Series A Preferred Stock could convert their shares of Series A Preferred Stock into 20% or more of the Company's outstanding Common Stock at a price less than the market value of the Common Stock. The rules of The Nasdaq Stock Market, on which the Common Stock is listed, require the Company to obtain the approval of the Company's stockholders for the issuance of 20% or more of the Company's outstanding Common Stock at a price less than the market value of the Common Stock.

     If the Series A Preferred Stock were convertible prior to 120 days after September 8, 1997, as of October 20, 1997 it would be convertible into 4,464,286 shares of Common Stock, or approximately 18.9% of the outstanding Common Stock, based on a Variable Conversion Price of $4.48 per share of Common Stock.

     The affirmative vote of the holders of a majority of the shares of Common Stock present at the Special Meeting, in person or by proxy, is required to approve the potential issuance of Common Stock described above. Each of the Company's Directors and executive officers has executed an irrevocable proxy to vote his or her shares in favor of this proposal. As a group, the Directors and executive officers directly and indirectly hold 7,357,747 shares of Common Stock, or approximately 31% of the outstanding shares of Common Stock. If the proposal to approve the potential issuance of Common Stock described above is not approved, (i) the Company will not issue shares of Common Stock upon the conversion of any shares of Series A Preferred Stock in excess of the maximum number issuable without shareholder approval pursuant to the rules of The Nasdaq Stock Market; and (ii) the Company may be required to redeem certain of a holder's shares of Series A Preferred Stock at the amounts set forth above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE POTENTIAL ISSUANCE OF COMMON STOCK AS DESCRIBED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


                                 MISCELLANEOUS

Other Matters

     The Board of Directors does not know of any other matters that may be presented at the Special Meeting, except for routine matters. If other business does properly come before the Special Meeting, however, the persons named on the accompanying proxy intend to vote on such matters in accordance with their best judgment.

1998 Stockholder Proposals

     In order for stockholder proposals to be presented at the Company's 1998 annual meeting of stockholders, such proposals must be received by the Secretary of the Company at the Company's principal office in Waltham, Massachusetts not later than January 1, 1998 for inclusion in the proxy statement for that meeting, subject to the applicable rules of the Securities and Exchange Commission. Delivery of such proposals should be by Certified Mail, Return Receipt Requested.


     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Special Meeting, please sign the proxy and return it in the enclosed envelope.

                       By Order of the Board of Directors

                                 Ethan E. Jacks
                                   Secretary

                            Date:  October 31, 1997

                                  DETACH HERE

                         MOLTEN METAL TECHNOLOGY, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
P                  FOR SPECIAL MEETING OF STOCKHOLDERS TO BE
                             HELD DECEMBER 3, 1997
R
        The undersigned hereby appoints William M. Haney, III and Benjamin T.
O Downs, each with the power to act without the other and with full power of substitution, as Proxies to vote, as designated on the reverse side, all
X stock of Molten Metal Technology, Inc. (the "Company") owned by the undersigned at the Special Meeting of Stockholders to be held at the Wyndham
Y Garden Hotel, 420 Totten Pond Road, Waltham, Massachusetts on Wednesday, December 3, 1997, at 10:00 a.m., local time, upon such business as may properly come before the meeting, including the following set forth on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE
                               SEE REVERSE SIDE

[X] Please mark votes
    as in this example.

     The shares represented by this proxy will be voted as directed below. WHERE NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR MATTER 1.

     1. Approval of the potential issuance of 20%        FOR  AGAINST ABSTAIN
        or more for the Company's outstanding common     [_]    [_]     [_]
        stock at a price less than the market value of the common stock (upon the conversion of the Series A Convertible Participating
        Preferred Stock issued by the Company) in accordance with the rules of The Nasdaq Stock
        Market.

     2. In their discretion on any other matter that may properly come before the meeting and any adjournments thereof.

          MARK HERE                          MARK HERE
         FOR ADDRESS    [_]                 IF YOU PLAN    [_]
          CHANGE AND                         TO ATTEND
         NOTE AT LEFT                       THE MEETING

This proxy may be revoked prior to the exercise of the powers conferred by the proxy.

IMPORTANT: please sign exactly as name appears to the left. When signing on behalf of a corporation, partnership, estate, trust or in other representative capacity, please sign name and title. If executed by a corporation, the proxy should be signed by a duly authorized officer, if executed by a partnership, please sign in the partnership name by an authorized person. For joint accounts, each joint owner must sign.

Signature                      Date:   Signature                      Date:
         ---------------------                  ---------------------